SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2004

LANDRY’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22150	76-0405386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West Loop South

Houston, TX 77027

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 850-1010

N/A

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Landry’s Restaurants, Inc. (“LNY”/NYSE) announced that Rick Liem has been named Chief Financial Officer for the Company. Mr. Liem served as the Company’s Controller and Vice President of Accounting for the past 5 years. Prior to joining the Company, Mr. Liem was the Vice President of Financial Operations for Carrol’s Corporation, the world’s largest Burger King franchisee. Mr. Liem joined Carrol’s Corporation from PricewaterhouseCoopers, where he had spent over 10 years in the firm’s audit practice. He has been licensed as a certified public accountant for over 15 years.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

*99.1	The press release of Landry’s Restaurants, Inc.’s (“Landry’s”) dated June 11, 2004, announcing appointment of Rick Liem as Chief Financial Officer.

*	Furnished herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2004	Landry’s Restaurants, Inc.

	By:	/s/ Steven L. Scheinthal
Steven L. Scheinthal
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibits.

Exhibit Number	Title of Document
*99.1	Press Release dated June 11, 2004 announcing appointment of Rick Liem as Chief Financial Officer.